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                                                                 EXHIBIT 23.2


                       CONSENT OF INDEPENDENT AUDITORS


         We consent to the incorporation by reference in the Registration Statement (Form S-8 and related prospectus), pertaining to the Amended and Second Restated 1991 Restricted Stock Plan of our report dated January 21, 1994, with respect to the consolidated financial statements of National City Corporation included in its Annual Report on Form 10-K for the year ended December 31, 1993, filed with the Securities and Exchange Commission.


                                                ERNST & YOUNG LLP

Cleveland, Ohio

December 21, 1994